Exhibit 99.1

Farmer Bros. Announces Preliminary Results of Annual Meeting of Stockholders

Results Indicate Stockholders Support the Election of ALL THREE

Farmer Bros. Director Nominees

FT. WORTH, Texas – December 8, 2016 – Farmer Bros. Co. (NASDAQ: FARM, the “Company” or “Farmer Bros.”) today announced that, based on the preliminary report provided by its proxy solicitor following the Company’s 2016 Annual Meeting of Stockholders held today, stockholders have voted to reelect ALL THREE of Farmer Bros.’ director nominees – Michael H. Keown, Charles F. Marcy and Christopher P. Mottern – to the Company’s Board of Directors.

Commenting on the preliminary results of the Annual Meeting of Stockholders, Farmer Bros. issued the following statement:

We are pleased with the outcome of today’s vote, which reaffirms that we are on the right track, with the right team and the right plan in place. We would like to thank our stockholders for the confidence they have expressed in our Board of Directors and management team as well as the support they have provided for the Company’s turnaround plan. Our recent success in strengthening Farmer Bros.’ Direct Store Delivery group, winning new customers and increasing volume with existing customers, and creating supply chain efficiencies are collectively driving volume growth, gross margin expansion, cost reductions and improved profitability. The improvements made across Farmer Bros.’ business, combined with management’s ongoing focus on key strategic initiatives, are establishing a strong foundation for long-term, sustainable growth and superior value creation for stockholders.

The preliminary voting also indicated that stockholders support all of the other proposals considered at the Annual Meeting, including the advisory vote on executive compensation and the ratification of Deloitte & Touche LLP as the Company’s auditor.

Farmer Bros. will file the final voting results with the Securities and Exchange Commission on a Form 8-K once they are certified by the independent inspector of elections.

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company is a direct distributor of coffee to restaurants, hotels, casinos, offices, quick service restaurants, convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers.

Headquartered in Fort Worth, Texas, Farmer Bros. Co. generated net sales of over $500 million in fiscal 2016 and has approximately 1,600 employees nationwide. The Company’s portfolio features a wide range of coffees including Farmer Brothers®, Artisan Collection by Farmer Brothers™, Metropolitan™, Superior®, Cain’s™ and McGarvey®.

Forward-looking Statements

Certain statements in this communication constitute “forward-looking statements.” When used in this communication, the words “will,” “expects,” “anticipates,” “estimates” and “believes,” and similar expressions and statements that are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the expected cost savings relating to the Company’s corporate relocation. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent annual, periodic and current reports filed with the SEC.

Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

INVESTOR CONTACT:

Isaac N. Johnston, Jr.

(682) 549-6663

Tom Ball / Mike Verrechia

Morrow Sodali

(203) 658-9400

MEDIA CONTACT:

Kelly Sullivan / Ed Trissel / Leigh Parrish

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449